CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 2, 1999 accompanying the financial statements of Insured Municipals Income Trust, 193rd Insured Multi-Series as of January 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

   We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                        Grant THORNTON LLP

Chicago, Illinois
May 24, 1999